Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2021 (May 3, 2021, as to the effects of the subsequent events described in Note 16), relating to the financial statements of Talaris Therapeutics, Inc., appearing in Registration Statement No. 333-255316 on Form S-1 of Talaris Therapeutics, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts May 6, 2021